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                                                                  EXHIBIT 23(A)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-3 (for $300,000,000 of debt securities) of our reports dated January 23, 1996, on our audits of the financial statements and financial statement schedules of Dow Jones & Company, Inc. We also consent to the reference to our firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

New York, New York
March 29, 1996